UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  09/12/2011

Strategic Storage Trust, Inc.
(Exact name of registrant as specified in its charter)

Commission File Number:  000-53644

MD	32-0211624
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

111 Corporate Drive, Suite 120, Ladera Ranch, California 92694
(Address of principal executive offices, including zip code)

877-327-3485
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.    Entry into a Material Definitive Agreement

        On September 12, 2011, Strategic Storage Trust, Inc. (the "Registrant") entered into a Dealer Manager Agreement (the "Dealer Manager Agreement") with Select Capital Corporation (the "Dealer Manager") in connection with the Registrant's follow-on public offering of securities (the "Second Offering"). The Registrant expects the Second Offering to commence in September 2011. This discussion is qualified in its entirety by the terms of the Dealer Manager Agreement, attached hereto as Exhibit 10.1.

        The term of the Dealer Manager Agreement expires on the date upon which the Second Offering terminates; however, either party may terminate the Dealer Manager Agreement without cause or penalty upon providing 60 days' written notice. The material terms of the Dealer Manager Agreement are substantially similar to the Registrant's dealer manager agreement for its initial public offering of securities. Pursuant to the Dealer Manager Agreement, the Dealer Manager will offer the shares on a "best efforts" basis and the Dealer Manager will receive sales commissions of 7% of the gross offering proceeds for shares sold in the primary offering and a dealer manager fee of 3% of the gross offering proceeds for shares sold in the primary offering, except for shares sold under the Registrant's distribution reinvestment plan, for which there will be no dealer manager fee. The dealer manager fee will serve as compensation for the Dealer Manager's services managing and coordinating the offering, working with participating broker-dealers and providing sales and marketing assistance. The Registrant may also reimburse the Dealer Manager for bona fide accountable due diligence expenses; however, to the extent these due diligence expenses cannot be justified, any excess over actual due diligence expenses will be considered underwriting compensation which, when aggregated with all other non-accountable expenses, may not exceed 3% of gross offering proceeds. In no circumstances will the total underwriting compensation paid to the Dealer Manager exceed 10% of the Registrant's gross offering proceeds, in the aggregate. The Registrant will indemnify the participating broker-dealers and the Dealer Manager against certain civil liabilities, including liabilities arising from breaches of the Registrant's representations and warranties contained in the participating dealer agreement, attached as an exhibit to the Dealer Manager Agreement. The Dealer Manager and the participating broker-dealers have corresponding obligations to indemnify the Registrant for certain civil liabilities.

Item 9.01.    Financial Statements and Exhibits

(d) Exhibits.

10.1        Dealer Manager Agreement for Second Offering

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Strategic Storage Trust, Inc.

Date: September 16, 2011	By:	/s/ Michael S. McClure
Michael S. McClure
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
EX-99.1	Dealer Manager Agreement